UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4thStreet, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed by Wrap Technologies, Inc. (the “Company”) in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2023 (the “Quarterly Report”), the Company entered into a Membership Interest Purchase Agreement, dated as of August 9, 2023 (the “Purchase Agreement”), and the members of Intrensic, LLC, a Delaware limited liability company (“Intrensic”), including Kevin Mullins, the Company’s Chief Executive Officer (collectively, “Sellers”), and Buford Ortale, as Sellers’ Representative, pursuant to which the Company agreed to purchase, and Sellers agreed to sell, all of the Membership Interest of Intrensic for a total purchase price of: (i) $553,588 in cash; and (ii) 1,250,000 shares of the Company’s common stock, par value $0.0001 (“Common Stock”) (collectively, the “Purchase Price”) (the “Acquisition”).  The Acquisition was consummated on August 16, 2023 (the “Closing Date”) in accordance with the terms of the Purchase Agreement. On the Closing Date, the Company paid the Purchase Price to the Sellers.

The foregoing description of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference the description of the Purchase Agreement in the Quarterly Report, and to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

The Purchase Agreement has been filed as Exhibit 10.1 to this report to provide investors and securities holders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement or the business acquired. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and securities holders, and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors and securities holders are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

Item 3.02 Unregistered Sales of Equity Securities

Please see Item 2.01 above with respect to the issuance of shares of the Company’s Common Stock to the Sellers on the Closing Date, which shares were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1**
Membership Interest Purchase Agreement, dated August 9, 2023, by and between Wrap Technologies, Inc., Intren Holdings Partners, LLC, Kevin Mullins, Marc Upton, Tre Mullins, Terry Nichols, Charles DeVita, Nick DeVita, David Stading, Peter Cavicchia, Timothy McAfee, Andon McAfee, Andon Dragomanov, John R. Sette, Matthew J. Dugas, and Ronald Hurley**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

**  Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: August 21, 2023	By:	/s/ Chris DeAlmeida
Chris DeAlmeida
Chief Financial Officer